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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 11, 1997, and to all references to our Firm included in or made a part of this registration statement.

                                       ARTHUR ANDERSEN LLP



Melville, New York
May 23, 1997